EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-135515) on Form S-8 of Omega Flex, Inc. of our report dated March 4, 2016, relating to our audits of the consolidated financial statements and our audit of internal control over financial reporting, which appear in this Annual Report on Form 10-K of Omega Flex, Inc. for the year ended December 31, 2015.

/s/ RSM US LLP

Blue Bell, Pennsylvania

March 4, 2016